Exhibit 99.2

Profile:

S&T Bancorp, Inc. is a $4.5 billion financial holding company headquartered in Indiana, PA, located about 55 miles northeast of Pittsburgh, PA.

Founded in 1902 with a single location in Indiana, PA, S&T Bancorp, Inc. has grown to 57 branch offices that provide a full range of financial services to individuals and businesses in Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson, Washington and Westmoreland counties.

S&T has always maintained a sincere interest in both it’s customers and the success of the local community. This interest has helped S&T meet its customers’ needs with quality banking services as well as foster the economic vitality of its communities.

Strategy:

•	4 lines of business:

•	Commercial Banking

•	Retail Banking

•	Wealth Management

•	Insurance

•	Growth:

•	Disciplined mergers and acquisitions

•	Selective Denovo and LPO

•	Organic

Recent Mergers and Acquisitions:

August 13, 2012

S&T Bank acquired Gateway Bank of PA adding 2 offices in Cranberry Township and McMurray. Gateway had approximately $99 million in loans and $105 million in deposits.

March 9, 2012

S&T Bank acquired Mainline Bancorp adding 8 offices in Blair and Cambria County. Mainline Bancorp had approximately $130 million in loans and $206 million in deposits.

MEMBER FDIC

Key Statistics:

(Data as of 03.31.13)		(Data as of 03.31.13)
Total Assets (in $ millions)	$4,480	Stock Price	$18.54
Common BV/Share	$18.32	Market Cap (in $ millions)	$551
Tangible BV/Share	$12.24	Dividend Yield	3.24%
		Price/Earnings (LTM)	12.6

57 Branches in 11 Western Pennsylvania Counties

Total Shareholder Return

Includes reinvested dividends except *

(Data as of 04.30.13)

	1 YR	3 YR	5 YR	10 YR

STBA	4.25%	-5.06%	-8.12%	-0.39%

NASDAQ Bank	15.68%	3.34%	-1.98%	1.31%

KRX-Dow Jones KBW Regional Bank	9.72%	4.06%	-0.60%	-0.80%*

S&P 500	16.89%	12.78%	5.21%	7.87%

Source: Bloomberg

Senior Management:

Todd D. Brice

President and Chief Executive Officer

Mark Kochvar

Senior Executive Vice President,

Chief Financial Officer

David P. Ruddock

Senior Executive Vice President,

Chief Operating Officer

David G. Antolik

Senior Executive Vice President,

Chief Lending Officer

Investor Relations Contact:

Mark Kochvar

S&T Bancorp, Inc.,

800 Philadelphia Street

Indiana, PA 15701

724.465.4826

mark.kochvar@stbank.net

For more information visit stbancorp.com.

Common stock traded on the NASDAQ under the symbol STBA

Analyst Coverage:

The following analysts published research

about S&T Bancorp, Inc. in 2013.

Boenning & Scattergood

Matthew Schultheis • 610.832.5290

mschultheis@boenninginc.com

Guggenheim Partners

David Darst • 615.208.1224

david.darst@guggenheimpartners.com

Keefe, Bruyette & Woods

Collyn Gilbert • 973.549.4092

collyn.gilbert@kbw.com

RBC Capital Markets

Jake Civiello • 617.725.2152

jake.civiello@rbccm.com

Sterne Agee

Matthew Breese • 207.699.5800

mbreese@sterneagee.com

Financial Highlights:

	1Q13	4Q12	1Q12
Net Income (in $ thousands)	$12,330	$9,524	$3,480
Diluted earnings per Common Share	$0.41	$0.32	$0.12
Dividends Declared per Common Share	$0.15	$0.15	$0.15

Total Assets (in $ millions)	$4,480	$4,527	$4,331
Total Loans (in $ millions)	$3,385	$3,369	$3,201
Total Deposits (in $ millions)	$3,639	$3,638	$3,522

Common Return on Average Assets	1.12%	0.86%	0.34%
Common Return on Average Equity	9.25%	7.05%	2.82%
Net Interest Margin (FTE)	3.49%	3.51%	3.69%

Nonperforming Assets/Loans + OREO	1.39%	1.66%	2.12%
Allowance for Loan Losses/Total Loans	1.36%	1.38%	1.49%

Risk-based Capital - Total	15.60%	15.39%	15.14%
Tangible Common equity/Tangible Assets	8.46%	8.20%	7.87%

Our Reputation Speaks for Itself...

•	Bancography Brand Value Index

S&T recognized as one of the country’s strongest bank brands in our category in all of Western Pennsylvania.

•	AARP

S&T voted one of the best employers for workers over 50 years old.

•	FHLBank of Pittsburgh

S&T honored twice with the Pillars of the Community Award.

•	S&T Customer Satisfaction Survey

92% of S&T Bank customers say they are highly satisfied with our service.

This document may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause actual results to differ materially from the results discussed in these statements. These risks are detailed in the company’s latest form 10-Q and 10-K filed with the Securities and Exchange Commission.

This document also contains or references, certain non-GAAP financial measures, such as net interest margin (FTE). Although S&T believes that these measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP, and should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the respective Quarterly Reports on Forms 10-Q for S&T Bancorp, Inc. and subsidiaries.